UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2005

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The text set forth in Item 5.02 regarding the employment agreement of Robert P. Dowski is incorporated into this section by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2005, The Allied Defense Group, Inc. ("Allied" or the "Company") issued a press release announcing that Robert P. Dowski, age 51, has been selected as Allied's Chief Financial Officer ("CFO") effective August 24, 2005. Mr. Dowski was most recently Senior Vice President and CFO of NeuStar, Inc., a provider of shared database management services to telecommunications providers in North America and Internet service providers worldwide. Under his leadership, NeuStar experienced dramatic revenue, profit, and cash growth. Additionally, Mr. Dowski implemented effective financial controls and raised over $120 million in equity and debt for the firm. Previously, he held similar positions and realized comparable achievements with Gilat/GE Spacenet, TeleCorp PCS, and Hughes Network Systems.

Mr. Dowski has agreed to the terms of an employment agreement with the Company. The employment agreement, signed August 19, 2005, provides for an annual salary of $210,000, and the potential to earn an annual bonus of up to 40% of the annual salary upon satisfaction of certain performance standards. In addition, Mr. Dowski was granted an option to purchase up to 80,000 shares of the Company's common stock at an exercise price equal to the closing stock price on August 23, 2005. The option vests over a four year period. Upon certain terminations of Mr. Dowski's employment, he will be entitled to receive his annual salary for up to one (1) year following such termination. Further, if the termination of employment occurs within twelve (12) months of a change of control, the payments may be accelerated into a lump sum payment at the request of Mr. Dowski.

Attached hereto as Exhibit 99.1 is a copy of Allied's news release dated August 23, 2005.

Item 9.01 Financial Statements and Exhibits.

News Release of The Allied Defense Group, Inc. issued on August 23, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

August 23, 2005	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Press released dated August 23, 2005